EXHIBIT 99.1 The pro forma financial information for the year ended December 31, 2012 and for the six months ended June 30, 2013 of Xcelmobility Inc. and its subsidiaries concerning the Acquisition.

PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following pro forma condensed combined statement of operations of XcelMobility Inc. (“XCLL”) or the ("Company") gives effect to the merger of XCLL and Shenzhen Jifu Communication Technology Co., Ltd ("Jifu”) as if such transaction occurred at the beginning of the periods presented. The pro forma condensed combined statement of operations for the year ended December 31, 2012 is derived from the audited financial statements of XCLL and Jifu for the year ended December 31, 2012. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013 is derived from the financial statements of XCLL and Jifu for the six months ended June 30, 2013.

The audited and unaudited pro forma condensed combined balance sheets at December 31, 2012 and June 30, 2013 give effect to the Merger of XCLL and Jifu as if such transaction occurred on January 1, 2012. The audited and unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of XCLL and Jifu as of December 31, 2012 and June 30, 2013.

The audited and unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by XCLL in its operations from the historical operations and are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of XCLL that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of XCLL in the future. The proposed Merger is expected to be accounted for as a merger and acquisition and it is the intention of the parties to continue the operations of XCLL and its subsidiaries, and Jifu as the subsidiary of XCLL.

The following pro forma condensed combined financial data and notes are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operation” of XCLL, the consolidated financial statements and notes thereto of XCLL and Jifu and other historical information included elsewhere in this filing.

XcelMobility Inc.
Pro forma Condensed Combined Balance Sheet
As of December 31, 2012

	XCLL	JIfu	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$98,739	$40,132			$138,871
Trade accounts receivable	19,309	-			19,309
Other receivables, net	5,615	20,897			26,512
Inventory	348	-			348
Prepaid expense	8,887	-			8,887
Advances to suppliers	3,372	-			3,372
Advances to an unrelated party	-	298,654			298,654
Advances to related parties	-	60,308			60,308
Consumables	-	4			4
	136,270	419,995			556,265
Property, plant and equipment, net	90,375	26,330			116,705
Goodwill	-	-	1,034,370	(3)	1,034,370
Total assets	$226,645	$446,325			$1,707,340

Liabilities and stockholders’ deficit
Accounts payable	$76,594	$-			$76,594
Other payables and accrued expenses	109,147	26,002			135,149
Other taxes payables	-	7,687			7,687
Deferred revenue	78,811	-			78,811
Convertible notes, net of debt discount	69,960	-			69,960
Derivative liability	423,480	-			423,480
Accrued interest	140,520	-			140,520
	898,512	33,689			932,201

Convertible notes, net of debt discount	291,047	-			291,047
Deferred revenue	20,130	-			20,130
Total liabilities	$1,209,689	$33,689			$1,243,378
NET LIABILITIES	$(983,044)	$412,636			$463,962

Stockholders’ (deficit) equity:
Common stock/Register capital	$60,000	$362,472	$27,000	(1)	$90,000
			(362,472	)(2)
			3,000	(4)

Additional paid-in capital	131,562	-	(27,000	)(1)	1,708,404
			362,472	(2)
			1,034,370	(3)
			207,000	(4)

Accumulated deficit	(1,207,650)	(63,950)	(210,000	)(4)	(1,481,600)
Accumulated other comprehensive loss	33,044	114,114			147,158
Total stockholders’ (deficit)/equity	$(983,044)	$412,636			$463,962

XcelMobility Inc.
Pro forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2012

	XCLL	Jifu	Adjustments		Pro Forma
Net sales	$277,406	$520,954			$798,360

Cost of revenue	17,953	8,856			26,809

Gross profit (loss)	$259,453	$512,098			$771,551

Selling expense	41,136	49,982			91,118
General and administrative expenses	986,908	494,968			1,481,876
Total Operating Expenses	$1,028,044	$544,950			$1,572,994

Income (loss) from operations	$(768,591)	$(32,852			$(801,443)

Other income (expenses)
Interest income	853	-			853
Interest expense	(122,268)	-			(122,268)
Amortisation of debt discount	(340,816)				(340,816)
Gain on derivative	669,329	-			669,329
Other income	126,724	53,323			180,047

Income (loss) from operations before income taxes	$(434,769)	$20,471			$(414,298)

Income tax provision	-	-			-

Net income (loss)	$(434,769)	$20,471			$(414,298)

Foreign currency translation gain(loss)	2,381	3,086			5,467

Comprehensive loss	$(432,388)	$23,557			$(408,831)

Per share information – basic and fully diluted:
Weighted average shares outstanding	60,000,000		27,000,000	(1)	90,000,000
			3,000,000	(4)
Net earnings (loss) per share, basic	$(0.01)				$(0.00)

XcelMobility Inc.
Unaudited Pro forma Condensed Combined Balance Sheet
As of June 30, 2013

	XCLL	JIfu	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$137,100	$153,371			$290,471
Trade accounts receivable	26,099	1,394,425			1,420,524
Other receivables, net	4,675	332,883			337,558
Inventory	355	665			1,020
Prepaid expense	9,071	-			9,071
	177,300	1,881,344			2,058,644
Property, plant and equipment, net	80,500	23,334			103,834
Goodwill	-	-	1,034,370	(3)	1,034,370
Total assets	$257,800	$1,904,678			$3,196,848

Liabilities and stockholders’ deficit
Accounts payable	$-	$381,158			$381,158
Other payables and accrued expenses	356,434	610,682			967,116
Other taxes payables	45,043	57,208			102,251
Deferred revenue	60,703	-			60,703
Derivative liability	423,480	-			423,480
Accrued interest	943	-			943
	886,603	1,049,048			1,935,651

Convertible notes, net of debt discount	381,791	-			381,791
Accrued interest	87,843	-			87,843

Total liabilities	$1,356,237	$1,049,048			$2,405,285
NET ASSETS/(LIABILITIES)	$(1,098,437)	$855,630			$791,563

Stockholders’ (deficit) equity:
Common stock/Register capital	$71,972	$362,472	$27,000	(1)	$101,972
			(362,472	)(2)
			3,000	(4)

Additional paid-in capital	677,276	-	(27,000	)(1)	2,254,118
			362,472	(2)
			1,034,370	(3)
			207,000	(4)

Accumulated deficit	(1,921,420)	383,074	(210,000	)(4)	(1,748,346)
Accumulated other comprehensive loss	73,735	110,084			183,819
Total stockholders’ (deficit)/equity	$(1,098,437)	$855,630			$791,563

XcelMobility Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2013

	XCLL	Jifu	Adjustments		Pro Forma
Net sales	$42,402	$1,929,970			$1,972,372
Cost of revenue	11	697,392			697,403
Gross profit (loss)	$42,391	$1,232,578			$1,274,969
Selling expense	8,634	42,557			51,191
General and administrative expenses	707,401	862,754			1,570,155
Total Operating Expenses	$716,035	$905,311			$1,621,346
Income (loss) from operations	$(673,644)	4327,267			$(346,377)
Other income (expenses)
Interest income	208	-			208
Interest expense	(36,081)	-			(36,081)
Amortisation of debt discount	(329,463)				(329,463)
Gain on derivative	309,687	-			309,687
Other income	15,524	119,756			135,280

Income (loss) from operations before income taxes	$(713,769)	$447,023			$(266,746)
Income tax provision	-	-			-
Net income (loss)	$(713,769)	$447,023			(266,746)
Foreign currency translation gain(loss)	17,116	(4,030)			13,086
Comprehensive loss	$(696,653)	$442,993			$(253,660)
Per share information – basic and fully diluted:
Weighted average shares outstanding	64,022,491		27,000,000	(1)	94,022,491
			3,000,000	(4)
Net earnings (loss) per share, basic	$(0.01)				$(0.00)

XcelMobility Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of the Transaction

On May 7, 2013, the shareholders of Jifu (“Jifu Shareholders”) entered into and consummated a Stock Purchase Agreement (“the Agreement”) with Shenzhen CC Power Investment Consulting Co., Ltd (“CC Power”), a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of XcelMobility Inc. (“XCLL”), a Nevada corporation. The detail agreement was filed to the SEC on Form 8K, Exhibit 2.1 at May 13, 2013.

Pursuant to the terms and conditions of the Agreement, XCLL will issue an aggregate of 27,000,000 shares of the XCLL’s common stock (the “Purchase Shares”) to the Jifu Shareholders as consideration for Jifu entering into certain controlling agreements (the “VIE Agreement”) with CC Power. CC Power will effectively own Jifu through the various conditions prescribed in the VIE Agreements. The Company will also grant 3,000,000 shares (the “Luo Shares”, together with the Purchase Shares, the “Shares’”) to Mr. Hui Luo (“Mr. Luo”).

The Shares will be released to the Jifu Shareholders and Mr. Luo after the Company has reviewed Jifu’s coming audited financial statements for the year ended December 31, 2013. If Jifu has achieved net revenue of $4,000,000 for the year ended December 31, 2013 (the “Target”), then the Company will release the Shares to the Jifu Shareholders and Mr. Luo in their full respective amounts. If Jifu has not achieved the Target by the end of the calendar year, the Company will reduce the amount of shares of common stock to be issued to the Jifu Shareholders and Mr. Luo in accordance with a formula set forth in the Agreement and release the Shares to the Jifu Shareholders and Mr. Luo in their respective reduced amounts. The Agreement has been approved by the boards of directors of XCLL, CC Power, and Jifu, and the Jifu Shareholders.

Following the closing, there will be no change of control in XCLL. The transaction is being accounted for as a “stock acquisition,” since the stockholders of Jifu will obtain 28.72% of the entire XCLL common shares following the completion of the transaction. XCLL is the legal and accounting acquirer in this merger and acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be the combination of XCLL, its subsidiary and Jifu, and will be recorded at the historical cost basis since the fair market value of Jifu is closed to its historical value. After completion of the transaction, XCLL’s consolidated financial statements will include the assets and liabilities of XCLL, its subsidiary and Jifu, and the shareholders’ equity of XCLL; the historical operations of XCLL, its subsidiary, and Jifu, and the operations of XCLL, its subsidiary and Jifu from the closing date of the transaction.

Note 2. Presentation

The Pro forma condensed consolidated financial statements gives effect to the transaction as if occurred at the beginning of the periods presented.

Note 3. Adjustments

The Pro-forma Condensed Combined Financial Statements consist of four adjustments and were listed and explained as below:

(1)

To record the 27,000,000 shares of Common stock at $0.001 par value issued by XCLL pursuant to the Stock Purchase Agreement, under the assumption that Jifu will achieve the Target with net revenue of $4,000,000 for the year ended December 31, 2013.

(2)	To eliminate the $362,472 registered capital of Jifu and paid in capital of the pro-forma group.

(3)	To record the estimated goodwill $1,034,370 derived from the acquisition of Jifu against the paid in capital of the pro-forma group.

(4)

To record the 3,000,000 shares of Common stock at $0.001 par value issued by XCLL to Mr. Luo pursuant to the Stock Purchase Agreement, under the assumption that Jifu will achieve the Target with net revenue of $4,000,000 for the year ended December 31, 2013.